EXHIBIT 6




January 6, 2004




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                     Very truly yours,

                                     WELLS FARGO BANK, NATIONAL ASSOCIATION



                                     /s/ Marianna Stershic
                                     ----------------------------------------
                                     Marianna Stershic
                                     Vice President